UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2016

Advanced Environmental Recycling Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10367	71-0675758
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

914 N Jefferson Street	72764
Springdale, Arkansas	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code	(479) 756-7400

Not Applicable
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 25, 2016, the Company and Webster Business Credit Corporation (WBCC) entered into Amendment No. 1 (the Amendment) to the Credit and Security Agreement dated October 30, 2015, which is discussed in more detail in Item 2.03 below.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On October 30, 2015, AERT entered into a Credit and Security Agreement (the Agreement) with WBCC, a state banking institution organized under the laws of the State of Connecticut for an asset-based Revolver loan capped at $8.5 million for the period June 1 to December 31 of each calendar year and capped at $15.0 million for the five months ended May 31 of each calendar year, a $5.5 million Machinery and Equipment (M&E) Loan, a $7.2 million Real Estate (RE) Loan, a $1.5 million asset-based loan (Term Loan) and a $1.2 million Capital Expenditure (CAPEX) loan.

The purpose of Amendment No. 1 is to clarify some terms within the agreement:

Amendments to Credit Agreement: Subject to satisfaction of certain conditions, the Credit Agreement is hereby amended as follows:

The Credit Agreement is hereby amended to read as follows:

Section 2.1(e)(ii) - “Each Capex Loan shall be repaid in equal monthly installments of principal based on an eighty-four (84) month amortization schedule commencing with the first day of the first calendar month following the date of the Capex Loan.”

Annex One - The defined term “Borrowing Base” is hereby amended by deleting the reference to “plus” in clause (ii) and inserting “minus” in lieu thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

By:	/s/ Timothy D. Morrison
Timothy D. Morrison
Chief Executive Officer and Director

Date: March 29, 2016